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                                                                    EXHIBIT 3.2


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ARRAY BIOPHARMA INC.


Robert Conway hereby certifies that:

ONE: He is the duly elected and acting Chief Executive Officer of Array BioPharma Inc., a Delaware corporation originally incorporated as of February 6, 1998.

TWO: This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law and was duly adopted by vote of the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

THREE: The Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE 1. NAME

         The name of the corporation is Array BioPharma Inc. (the
"CORPORATION").

ARTICLE 2. REGISTERED OFFICE AND AGENT

         The registered office of the Corporation shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

ARTICLE 3. PURPOSE AND POWERS

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DELAWARE GENERAL CORPORATION LAW"). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4. CAPITAL STOCK

         4.1 AUTHORIZED SHARES. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 70,000,000, of which 60,000,000 shall be Common Stock, all of one class, having a par value of $.001 per share (the "COMMON STOCK"), and 10,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the "PREFERRED STOCK").




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         4.2 COMMON STOCK.

               4.2.1 RELATIVE RIGHTS. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock. The Board of Directors is authorized, subject to the limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time for the issuance of shares of Common Stock.

               4.2.2 DIVIDENDS. Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

               4.2.3 DISSOLUTION, LIQUIDATION, WINDING UP. In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

               4.2.4 VOTING RIGHTS. Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

         4.3 PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations,



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preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

         4.4 PREEMPTIVE RIGHTS. Ownership of shares of any class of the capital stock of the Corporation shall not entitle the holders thereof to any preemptive right to subscribe for or purchase or to have offered to them for subscription or purchase any additional shares of capital stock of any class of the Corporation or any securities convertible into any class of capital stock of the corporation, whether now or hereafter authorized, however acquired, issued or sold by the corporation, it being the purpose and intent hereof that the Board of Directors shall have the full right, power and authority to offer for subscription or sell or to make any disposal of any or all unissued shares of the capital stock of the Corporation or any securities convertible into stock or any or all shares of stock or convertible securities issued and thereafter acquired by the Corporation, for such consideration, in money or property, as the Board of Directors in its sole discretion shall determine.

ARTICLE 5. BOARD OF DIRECTORS

         5.1 STAGGERED BOARD, NUMBER, ELECTION. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "INITIAL PUBLIC OFFERING"), the directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

         The number of directors constituting the whole Board or Directors shall not be fewer than three or more than fifteen. The number of directors may be altered from time to time as provided in the Bylaws. Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.



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         5.2 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. A director shall hold office for the remainder of the term of the class of director to which the vacancy occurred or the new directorship was created. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Amended and Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal. In the event that one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors for such class or series, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

         5.3 REMOVAL OF DIRECTORS. A director may be removed only for cause and only by an affirmative vote of at least the holders of two-thirds of the outstanding stock entitled to vote thereon.

         5.4 MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         5.5 LIMITATION OF LIABILITY. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 5.5 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE 6. STOCKHOLDER ACTION

         6.1 ACTION WITHOUT A MEETING BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting only by the unanimous written consent of all stockholders entitled to vote on such matter. The action must be evidenced by one or more written consents describing the action taken, signed by all of


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the stockholders entitled to vote on such action, and delivered to the
Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book.

         6.2 SPECIAL MEETINGS. Unless the Delaware General Corporation Law shall provide otherwise, no stockholder or any group thereof shall have the right to call a special meeting of the stockholders.

ARTICLE 7. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

         The Corporation by this provision hereby elects to be governed by
Section 203 of the Delaware General Corporation Law.

ARTICLE 8. COMPROMISE OR ARRANGEMENTS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 9. ACQUISITION PROPOSALS

         In determining whether the acquisition proposal is in the long-term best interests of the Corporation and its stockholders, the Board of Directors may consider the effect of both an acquisition proposal and a potential acquisition on creditors, customers and employees of the Corporation and on the community in general, the risks of non-consummation of an acquisition proposal, the identity, prior background and other business experiences of the person or entity making an acquisition proposal, and the business plans of both the Corporation and the person or entity making an acquisition proposal and their respective effects on stockholder interests. The Board of Directors is authorized to take such action as it may determine to be reasonably necessary or desirable to encourage any person or entity to enter into negotiations with the Board of Directors and management of the Corporation respecting any transaction that may result in a change of control and to contest or oppose any such transaction that the Board of Directors


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determines to be unfair, abusive or otherwise undesirable to the Corporation or its stockholders, business, customers, employees or other constituencies.

ARTICLE 10. AMENDMENT OF BYLAWS

         In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation by an affirmative vote of at least two-thirds of the directors then in office. The Bylaws of the Corporation may also be adopted, amended or repealed upon the affirmative vote of the holders of at least two-thirds of the outstanding stock entitled to vote thereon, voting together as a single class.

ARTICLE 11. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 11. With respect to action to be taken by the stockholders to amend Sections 4.3 and 4.4, and Articles 5, 6, 7, 9, 10 and 11 of this Amended and Restated Certificate of Incorporation, upon the affirmative vote of the holders of at least two-thirds of the outstanding stock entitled to vote thereon, voting together as a single class.



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         IN WITNESS WHEREOF, Array BioPharma Inc. has caused this Amended and
Restated Certificate of Incorporation to be executed by its Chief Executive Officer, who hereby certifies that the facts hereinabove stated are truly set forth, this day of ___________, 2000.


                                      ARRAY BIOPHARMA INC.

                                      By:
                                         -------------------------------------
                                         Robert Conway, Chief Executive Officer







                                 Signature Page